LightPath Technologies, Inc. S-8

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated September 14, 2017, relating to the consolidated financial statements of LightPath Technologies, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

/s/ BDO USA LLP

BDO USA LLP

Orlando, Florida

November 20, 2017